Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-178493) of Memorial Production Partners LP of our report dated June 17, 2011, with respect to the statements of revenues and direct operating expenses of the oil and gas properties acquired by BlueStone Natural Resources, LLC from BP America Production Company included in this Current Report on Form 8-K dated March 5, 2013.

/s/ Ernst & Young LLP

Houston, Texas

March 5, 2013